UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported)

August 16, 2021

Codiak BioSciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39615	47-4926530
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

35 CambridgePark Drive, Suite 500

Cambridge, MA 02140

(Address of principal executive offices and zip code)

(617) 949-4100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CDAK	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Lini Pandite, MBChB, MBA Appointed to the Board of Directors

On August 16, 2021, the Board of Directors (the “Board”) of Codiak BioSciences, Inc., a Delaware corporation (the “Company”), appointed Lini Pandite, MBChB, MBA to the Board, effective August 16, 2021. Dr. Pandite will serve as a Class III director with a term expiring at the Company’s 2023 annual meeting of stockholders (the “Annual Meeting”), and until such time as her successor is duly elected and qualified, or until her earlier death, resignation or removal. Dr. Pandite will also serve as a member of the Compensation Committee of the Board.

Dr. Pandite has served as Chief Medical Officer at Shattuck Labs, Inc. since July 2017. From May 2015 to June 2017, Dr. Pandite served as Head of Global Clinical Development and Senior Vice President at Adaptimmune Therapeutics plc, a clinical-stage biopharmaceutical company, where she was responsible for clinical development of the company’s immuno-oncology pipeline. From May 2001 to April 2015, Dr. Pandite served in a number of roles at GlaxoSmithKline plc, including Vice President, Medicines Development Leader, and Head Unit Physician for Oncology. Dr. Pandite was an attending physician at Sylvester Comprehensive Cancer Center/Jackson Memorial Hospital in Miami from January 1998 to November 2000 and at Dana Farber Cancer Institute in Boston from July 1993 to August 1996, and has held academic appointments at Harvard University and the University of Miami. She earned her MBChB from The University of Liverpool, England and her M.B.A. from Duke University.

As a non-employee director, Dr. Pandite will receive cash and equity compensation paid by the Company pursuant to its non-employee director compensation practices, a copy of which is filed as Exhibit 10.4 to the Company’s Registration Statement on Form S-1, as amended, filed by the Company on October 7, 2020. The Board has affirmatively determined that Dr. Pandite is an independent director pursuant to the Nasdaq Stock Market’s governance listing standards and those rules and regulations issued pursuant to the Securities Exchange Act of 1934, as amended. There are no arrangements or understandings between Dr. Pandite and any other person pursuant to which Dr. Pandite was selected as a director, and there are no transactions between Dr. Pandite and the Company that would require disclosure under Item 404(a) of Regulation S-K. In addition, the Company has entered into an indemnification agreement with Dr. Pandite in connection with her appointment to the Board which is in substantially the same form as that entered into with the other directors of the Company, which form is filed as Exhibit 10.7 to the Company’s Registration Statement on Form S-1, as amended, filed by the Company on October 7, 2020.

Following the appointment of Dr. Pandite, the Company’s Class III directors will consist of her and Karen Bernstein, Ph.D. The terms of the Class III directors will expire at the Annual Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 18, 2021	Codiak BioSciences, Inc.

	By:	/s/ Douglas E. Williams
	Name:	Douglas E. Williams, Ph.D.
	Title:	Chief Executive Officer and President